Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of Capital Trust on Form S-8 (File No. 333-39743) of our report dated February 14, 1997 on our audits of the consolidated financial statements of Capital Trust (f/k/a California Real Estate Investment Trust and Subsidiary), as of December 31, 1996 and for the two years in the period ended December 31, 1996 which report is incorporated by reference in this Annual Report on Form 10-K.


                                             /s/ Coopers & Lybrand L.L.P.

San Francisco, California
February 25, 1998